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                                                                  Exhibit 10.18

THIS AGREEMENT is made the 7th day of May, 1999 BETWEEN


         (1)      Wonderwide Consultants Limited ("Party A"); and

         (2)      King Pacific International Holdings Limited  ("Party B").



         WHEREBY IT IS AGREED:

         1. Party B shall provide to Party A all the management, clerical, secretarial, administrative and accounting staffing support services for the proper operation of the daily runnings of the business of Party A ("the Staffing Services").

         2. Party B shall also provide to Party A an office premises (together with office furniture, equipments and facilities) for the use of Party A as its office in common with the other clients of Party A as its office in common with the other clients of Party B. Particulars of the premises are contained in the First Schedule hereto ("the Premises Services").

         3. In consideration of the provision of the above-mentioned services by Party B, Party A agrees to pay to Party B a monthly sum a mentioned in the Second Schedule hereto ("the Service Charge") and is payable on the 1st day of each and every calendar month.

         4. In providing the staffing Services, Party B shall ensure that any information in the business, the clients, the accounts and other aspects of Party A so come to the knowledge of the staff in the performing of the staffing Services shall be treated as strictly confidential and shall not under and circumstances be revealed, divulged, disclosed or conveyed to and other person except in strict compliance with be instructions given by Party A or such revelation, divulgence, disclosure or conveyance is necessarily made under the normal operation of the business of Party A.

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         5. In providing the Staffing Services to Party A, Party B shall ensure that the staff so provided to Party A shall be of such quality as could reasonably be expected from that of a reasonably competent staff.

         6. No staff provided under the Staffing Services shall become the employee of Party A, and no employment relationship shall be created between the staff so provided and Party A in the performance of the Staffing Services.

         7. In providing the Premises Services to Party A by Party B, Party A shall be a licensee of the premises so provided only and no tenancy relationship shall be created between Party A and Party B or the owner of the premises so provided. Party B warrants that in so far as Party A shall observe the terms and conditions of this Agreement, no disturbance or interference shall be caused to Party A in the use and enjoyment of the premises by Party B or the owner or any person acting lawfully thereunder.

         8. In providing the Premises Services, Party B shall not be liable to Party A for any mal-functioning of the public or common facilities for the premises including lifting services, central air-conditioning services, central cleaning services, public water, lightings and electricity etc. PROVIDED that upon being informed of such mal-functioning by Party A, Party B shall diligently and without delay cause or procure the making good of the same.

         9. In providing the Premises Services, Party B shall ensure that the furniture, the equipments and the facilities in the premises (including lightings, water, electricity etc.) are in operating conditions. In case any of such furniture, equipments or facilities are not properly working, and upon being complained of the same by Party A, Party B shall diligently and without delay proceed to make good the same.

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         10. This Agreement shall be valid for a period of 2 years commencing on the date hereof PROVIDED that each of the parties may give to the other 3 month's prior written notice to terminate it.

         11. Any notice required to be served or given under this Agreement shall be in writing and may be sent to the party's address given above by facsimile transmission or registered post. If sent by registered post, such notice shall be deemed to be received by the other party within 2 working days of such posting. If sent by facsimile transmission, such notice shall be deemed to be received upon confirmation of its transmission.

         12. This Agreement shall be interpreted and governed by the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the courts of Hong Kong.


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                                     FIRST SCHEDULE


                                     (The Premises Services)



              The premises:          Room 1008-9, Shun Tak Centre, West Tower,
                                     168-200 Connaught Road Central,
                                     Hong Kong




                                     SECOND SCHEDULE


                                     (The Services Charge)


                                     HK$ 30.000 per month.


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                  Party A


                  For and on behalf of                                 )
                  Wonderwide Consultants Limited                       )
                  by    Xiong P. Paul                                  )




                  Party B

                  For and on behalf of                                 )
                  King Pacific International Holdings Limited          )
                  by    Cheng Chao Ming                                )

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